UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

CLEAN POWER TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51716	98-0413062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 7(W) E-Plan Industrial Estate New Road, New Haven, East Sussex, UK	BN9 OEX
                                                                                                                   (Address of principal executive offices)                                                                                                                                                   (Zip Code)

(403) 277-2944
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06   Material Impairment

As a result of the appointment of an Administrator for the assets of the Company’s operating subsidiary, Clean Power Technologies Limited, a U.K. company, the Company’s interest in all or a material portion of its assets may be materially impaired.  See Item 8.01.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 22, Mike Burns, CTO and a director of both the Company and Clean Power Technologies Limited, the Company’s wholly-owned U.K. subsidiary through which it conducts substantially all of its business, resigned as an officer and director of the Company but remains CTO and a director of Clean Power Technologies Limited.  On December 1, 2010, Arthur Reynolds resigned as Chief Executive Officer, President and director.

The Company has authorized a five person board of directors, and the remaining directors in office are currently David Anthony and Abdul Mitha. The Company is currently seeking additional candidates to become directors of the Company, as well as a new chief executive officer.

Item 8.01   Other Events

The Company conducts substantially all of its business through CPL, a U.K. company wholly-owned by the Company.  The Company has been advised that on November 25, 2010, an administrator (the “Administrator”) was appointed for CPL, following a determination by the directors of CPL that CPL was insolvent.  The Company met with the officers and directors of CPL and the Administrator prior to the appointment of the Administrator.  The Company has been advised that the Administrator will administer the assets of CPL for the benefit of creditors (and the Company as an equity holder) in a manner analogous to a trustee in a bankruptcy proceeding under the United States Bankruptcy Code.  The creditors of CPL include The Quercus Trust, which holds a security interest in the assets of CPL securing approximately $1.1 million of debt, and a number of unsecured creditors  It is estimated that CPL and the Company together owe approximately $400,000 in unsecured indebtedness). This debt to creditors of CPI may change upon further investigations by the company.

The Company currently has no cash or borrowing resources, and is investigating all financing and strategic transactions in an effort to prevent the assets of CPL from being distributed to its creditors, and intends to negotiate with The Quercus Trust with respect to the enforcement of Quercus’ security interest in CPL’s assets, and with the other creditors of CPL. As a result of the appointment of the Administrator and the potential distribution of the assets of CPL to its creditors, there can be no assurance that the Company will not lose all or a material portion of its assets.

The contact information for the Administrator is:

Paul H Finn
Four The Chandlery
40 Gowers Walk
London  E1 8BH
Telephone 020 7481 4880        Facsimile   020 7481 4881

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.

Date: December 7, 2010	By:	/s/David Anthony
Name: David Anthony
Title: Chief Financial Officer